EXHIBIT 32.1


                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                           PRINCIPAL FINANCIAL OFFICER
                        PURSUANT TO 18 U.S.C. Sec. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of Performance Capital Management, LLC (the "Company") for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David J. Caldwell, as Chief Operations Officer of the Company, and Edward M. Rucker, as Accounting Manager of the Company, each hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



  /s/ David J. Caldwell
-----------------------------
David J. Caldwell
Chief Operations Officer
March 30, 2006


  /s/ Edward M. Rucker
-----------------------------
Edward M. Rucker
Accounting Manager
March 30, 2006


The material contained in this exhibit is not deemed "filed" with the Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing, except to the extent that the Company specifically incorporates it by reference.